ITEM 77Q1(e)(v) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



	SUBADVISORY AGREEMENT

         This Subadvisory Agreement ("Agreement") is entered into as of August 22, 2003, by and among the MTB Group of Funds, a Delaware statutory trust (the "Trust"), MTB Investment Advisors, Inc., a
Maryland corporation (the "Adviser"), and Independence Investment LLC. (the "Subadviser").

Recitals:

         The Trust is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and has thirty-four portfolios, including the MTB Mid Cap Stock Fund
(the "Fund");

         The Trust and the Adviser have entered into an advisory agreement dated as of August 22, 2003 (the "Advisory Agreement"), pursuant to which, as amended, the Adviser provides portfolio management services to the Fund and the other portfolios of the Trust;

         The Advisory Agreement contemplates that the Adviser may fulfill its portfolio management responsibilities under the Advisory Agreement by engaging one or more subadvisers; and

         The Adviser and the Board of Trustees of the Trust ("Trustees") desire to retain the Subadviser to act as sub-investment manager of the Fund and to provide certain other services, and the Subadviser desires to perform such services under the terms and conditions hereinafter set forth.

Agreement:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Adviser and the Subadviser agree as follows:

         1.	Delivery of Documents.  The Trust has furnished the
Subadviser with copies, properly certified or otherwise authenticated, of each of the following:

(a)	The Trust's Agreement and Declaration of Trust
("Declaration of Trust");

(b)	By-Laws of the Trust as in effect on the date hereof;

(c)	Resolutions of the Trustees selecting the Subadviser as the
investment subadviser to the Fund and approving the form of this Agreement;

(d)	Resolutions of the Trustees selecting the Adviser as
investment adviser to the Fund and approving the form of the Investment Advisory Agreement and resolutions adopted by the initial shareholder of the Fund approving the form of the Investment Advisory Agreement;

(e)	The Adviser's Investment Advisory Agreement;

(f)	Commitments, limitations and undertakings made by the Trust
to state "blue sky" authorities for the purpose of qualifying shares of the Fund for sale in such states; and

(g)	The Trust's registration statement, including the Fund's
prospectus and statement of additional information
(collectively called the "Prospectus").

         The Adviser will furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. The Adviser will also furnish the Subadviser with copies of the documents listed on Schedule 1 to this Agreement, and shall promptly notify the Subadviser of any material change in any of the Fund's investment objectives, policies, limitations, guidelines or procedures set forth in any of the documents listed in Schedule 1.

         The Subadviser has furnished the Adviser with a copy of the Subadviser's Form ADV most recently filed with the Securities and Exchange Commission, (which Form ADV includes a description of the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection) and the code of ethics established by the Subadviser pursuant to Rule 17j-1 of the 1940 Act ("Subadviser's Code of Ethics"). The Subadviser will promptly furnish the Adviser with copies of any amendments to such documents. The Subadviser will also provide the Adviser with the Subadviser's approved list of securities for equity portfolios and any updates or revisions thereto at least monthly.

     The Subadviser will also provide Adviser with a list and specimen signatures of the parties who are authorized to act on behalf of the Subadviser and will promptly notify Adviser in writing of any changes thereto.

         2.	Investment Services.  Subject to the supervision and review
of the Adviser and the Trustees, the Subadviser will manage the investments of the Fund on a discretionary basis, including the purchase, retention and disposition of securities, in accordance with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus, and in conformity with the 1940 Act, the Internal Revenue Code of 1986, as amended (including the requirements for qualification as a regulated investment company), all other applicable laws and regulations, instructions and directions received in writing from the Adviser or the Board of Trustees, and the provisions contained in the documents delivered to the Subadviser pursuant to
Section 1 above, as each of the same may from time to time be amended or supplemented, and copies delivered to the Subadviser.

         The Subadviser will discharge its duties under this Agreement with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in the capacity of an investment adviser to a registered investment company and familiar with such matters would use. The Subadviser will, at its own expense:

(a)	Manage on a discretionary basis the Fund's investments and
determine from time to time what securities will be purchased, retained, sold or loaned by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash.

(b)	Place orders with or through such persons, brokers or
dealers to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Trustees may direct from time to time, subject to the Subadviser's duty to obtain best execution.

In using its best efforts to obtain for the Fund best execution, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.
Subject to such policies as the Trustees of the Trust may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached a duty created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Subadviser or the Adviser an amount of commission for effecting a Fund investment transaction that is greater than the amount of commission that another broker or dealer would have charged for effecting the transaction.

(c)	Submit such reports relating to the valuation of the Fund's
securities as the Adviser may reasonably request.

(d)	Maintain detailed books and records of all matters
pertaining to the Fund (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto, and brokerage and other records of all securities transactions. The Subadviser shall also require that its Access Persons (as such term is defined in Rule 17j-1 under the 1940 Act) provide the Subadviser with quarterly reports of their personal securities transactions and otherwise require such of those persons as is appropriate to be subject to the Subadviser's Code of Ethics. The Fund's Books and Records shall be available to the Adviser at any time upon request and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

(e)	From time to time, as the Adviser or the Trustees may
reasonably request, furnish the Adviser and to each of the Trustees reports of Fund transactions and reports on securities held in the Fund's portfolio, all in such detail as the Adviser or the Trustees may reasonably request.

(f)	Inform the Adviser and the Trustees of material or
significant changes in investment strategy or tactics or in key personnel of the Subadviser (including any change in the personnel who manage the investments of the Fund.)

(g)	Make its officers and employees available to meet with the
Trustees and the Adviser at such times and with such frequency as the Trustees or the Adviser reasonably requests, on due notice to the Subadviser, but at least quarterly, to review the Fund's investments in light of current and prospective market conditions.

(h)	Furnish to the Trustees such information as may be requested by the Trustees and reasonably necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purpose of casting a vote pursuant to Section 11 or 12 hereof. Furnish to the Adviser such information as may be requested by the Adviser and reasonably necessary in order for the Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(i)	The Subadviser will advise the Adviser, and, if instructed
by the Adviser, the Fund's custodian on a prompt basis each day by electronic communication of each confirmed purchase and sale of a Fund security specifying the name of the issuer, the full description of the security including its class, and amount or number of shares of the security purchased or sold, the market price, commission, government charges and gross or net price, trade date, settlement date, and identity of the effecting broker or dealer and, if different, the identity of the clearing broker.

(j) 	Cooperate generally with the Fund and the Adviser to provide information requested by them in the possession of the
Subadviser, or reasonably available to it, necessary for the preparation of registration statements and periodic reports
to be filed by the Fund or the Adviser with the Securities
and Exchange Commission, including Form N-1A, semi-annual
reports on Form N-SAR, periodic statements, shareholder
communications and proxy materials furnished to holders of
shares of the Fund, filings with state "blue sky"
authorities and with United States agencies responsible for
tax matters, and other reports and filings of like nature.
(k) 	Allow Adviser, its representative, internal or external
auditors and regulators to visit and audit Subadviser's
operations relating to Subadviser's services under this
Agreement at such times and frequencies as Adviser
reasonably requests, at reasonable times and upon reasonable notice, but at least annually.
(l) 	Deliver instructions or directions to Adviser via Eligible
Trade Reports through the Depository Trust Company
Institutional Delivery system, in writing, or orally (if confirmed in writing as soon as practicable thereafter.)
Subadviser shall instruct all brokers, dealers or other persons executing orders with respect to the Fund to forward to Adviser copies of all brokerage or dealer confirmations promptly after execution of all transactions.

         3.	Expenses Paid by the Subadviser.  The Subadviser will pay
the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other costs and expenses incurred by it in connection with the performance of its duties hereunder.

         4.	Expenses of the Fund Not Paid by the Subadviser.  The
Subadviser will not be required to pay any expenses which this Agreement does not expressly state shall be payable by the Subadviser. In particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay under this Agreement:

(a)	the compensation and expenses of Trustees and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Subadviser;

(b)	legal, accounting and auditing fees and expenses of the
Trust or the Fund;

(c)	the fees and disbursements of custodians and depositories of the Trust or the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

(d)	taxes and governmental fees assessed against the Trust or
the Fund's assets and payable by the Trust or the Fund;

(e)	the cost of preparing and mailing dividends, distributions,
reports, notices and proxy materials to shareholders of the Trust or the Fund except that the Subadviser shall bear the costs of providing the information referred to in Section
2(j) to the Adviser;

(f)	brokers' commissions and underwriting fees; and

(g)	the expense of periodic calculations of the net asset value
of the shares of the Fund.

         5.	Registration as an Adviser.  The Subadviser hereby
represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and covenants that it intends to remain so registered for the duration of this Agreement. Subadviser shall notify the Adviser immediately in the event that Subadviser ceases to be registered as an investment adviser under the Advisers' Act.

         6.	Compensation of the Subadviser.  For all services to be
rendered, facilities furnished and expenses paid or assumed by the Subadviser as herein provided for the Fund, the Adviser will pay the Subadviser an annual fee equal to 0.40% of the Fund's average daily net assets up to $500 million and 0.35% of such assets in excess thereof. Such fee shall accrue daily and be paid monthly. The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with the 1940 Act and the regulations promulgated thereunder.
 The Subadviser will receive a pro rata portion of such monthly fee for any periods in which the Subadviser advises the Fund less than a full month. The Subadviser understands and agrees that neither the Trust nor the Fund has any liability for the Subadviser's fee hereunder. Calculations of the Subadviser's fee will be based on average net asset values as provided by the Adviser or the Trust.

         In addition to the foregoing, the Subadviser may from time to time agree in writing not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Subadviser. Any such fee reduction or undertaking may be discontinued or modified by the Subadviser at any time.

         7.	Other Activities of the Subadviser and Its Affiliates.
Nothing herein contained shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, directors and employees of the Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Subadviser or of its affiliates.

         8.	Avoidance of Inconsistent Position.  In connection with
purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant procedures of the Fund.
 The Subadviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

         Nothing herein contained shall limit or restrict the Subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge that the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund. The Subadviser shall have no obligation to acquire with respect to the Fund, a position in any investment which the Subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The Subadviser expressly acknowledges and agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's Code of Ethics.

         When a security proposed to be purchased or sold for the Fund is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchase or sale on a pro-rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account. The Subadviser shall disclose to the Adviser and to the Trustees the method used to allocate purchases and sales among the Subadviser's investment advisory clients.

         9.	No Partnership or Joint Venture.  The Trust, the Fund, the
Adviser and the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

	10.	Limitation of Liability and Indemnification.
(a)	In the absence of willful misfeasance, bad faith or gross
negligence on the part of the Subadviser, or of reckless
disregard of its obligations and duties hereunder, the
Subadviser shall not be subject to any liability to the
Adviser, the Trust or the Fund, any shareholder of the Fund, or to any person, firm or organization, for any act or
omission in the course of or connected with, rendering
services hereunder.  Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state
securities laws.  Any person, even though also employed by
the Subadviser, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust or the Fund, to be
acting in such employment solely for the Trust or the Fund
and not as the Subadviser's employee or agent.  Subadviser
will maintain appropriate fidelity bond insurance coverage
in a reasonable amount and shall provide evidence of such
coverage upon request of Adviser.
(b)	In the absence of willful misfeasance, bad faith or gross
negligence on the part of Adviser, or reckless disregard of
its obligations and duties hereunder, Adviser shall not be
subject to any liability to Subadviser for any act or
omission in the course of or connected with, the Adviser's
carrying out its duties and obligations under this
Agreement.
(c)	Subadviser and Adviser shall each defend, indemnify and hold harmless the other party and the other party's affiliates, officers, directors, members, employees and agents, from and against any claim, loss, liability, damages, deficiency, penalty, cost or expense (including without limitation reasonable attorneys' fees and disbursements for external counsel) resulting from the reckless disregard of the indemnifying party's obligations and duties hereunder or willful misfeasance, bad faith or gross negligence on the part of the indemnifying party, its officers, directors, members, employees and agents with respect to this Agreement or the Fund whether such claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

         11.	Assignment and Amendment.  This Agreement may not be
assigned by the Subadviser, and shall automatically terminate, without the payment of any penalty, in the event of: (a) its assignment, including any change in control of the Adviser or the Subadviser which is deemed to be an assignment under the 1940 Act, or (b) the termination of the Investment Advisory Agreement. Trades that were placed prior to such termination will not be canceled; however, no new trades will be placed after notice of such termination is received. Termination of this Agreement shall not relieve the Adviser or the Subadviser of any liability incurred hereunder.

         The terms of this Agreement shall not be changed unless such change is agreed to in writing by the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change, and (to the extent required by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

         12.	Duration and Termination.  This Agreement shall become
effective as of the date first above written and shall remain in full force and effect for a period of two years from such date, and thereafter for successive periods of one year (provided such continuance is approved at least annually in conformity with the requirements of the 1940 Act) unless the Agreement is terminated automatically as set forth in Section 11 hereof or until terminated as follows:

(a)	The Trust or the Adviser may at any time terminate this
Agreement, without payment of any penalty, by not more than 60 days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser. Action of the Trust under this subsection may be taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b)	The Subadviser may at any time terminate this Agreement by
not less than one hundred twenty (120) days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Adviser.

         Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

         Fees payable to Subadviser for services rendered under this Agreement will be prorated to the date of termination of the Agreement.

         In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon receiving notice of termination or a receipt acknowledging delivery of a notice of termination to Adviser, or such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser, and except for the settlement of securities transactions already entered into for the account of the Fund. In addition, the Subadviser shall deliver copies of the Fund's Books and Records to the Adviser upon request by such means and in accordance with such schedule as the Adviser shall reasonably direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser.

	13.	Shareholder Approval of Agreement.  The parties hereto
acknowledge and agree that the obligations of the Trust, the Adviser, and the Subadviser under this Agreement shall be subject to the following conditions precedent: (a) this Agreement shall have been approved by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval, and (b) this Agreement shall have been approved by the vote of a majority of the outstanding voting securities of the Fund.
         14.	Miscellaneous.

(a)	The captions in this Agreement are included for convenience
of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

(b)	Any information supplied by the Trust or the Adviser to the
Subadviser in connection with the performance of its duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which is not otherwise in the public domain, is to be regarded as confidential and for use only by the Subadviser in connection with the performance of its duties hereunder. Any information supplied by the Subadviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Adviser, the Fund and/or its agents, and only in connection with the Fund and its investments. Any such information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

(c)	The Subadviser agrees to submit any proposed sales
literature (including advertisements, whether in paper, electronic or Internet medium) for the Trust, the Fund, the Subadviser or for any of its affiliates which mentions the Trust, the Fund or Adviser (other than the use of the Fund's name in a list of clients of the Subadviser) to the Adviser and to the Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales
literature for the Trust or the Fund.   The Trust and the
Adviser agree to submit any proposed sales literature that mentions the Subadviser to the Subadviser for review prior to use and the Subadviser agrees to promptly review such materials by a reasonable and appropriate deadline. The Trust agrees to cause the Adviser and the Trust's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant authorities.

(d)	All notices, consents, waivers and other communications
under this Agreement must be in writing and, other than notices governed by Section 12 above, will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier, provided that receipt is confirmed by return telecopy and a copy is sent by overnight mail via a nationally recognized overnight delivery service (receipt requested); (iii) when received by the addressee, if sent via a nationally recognized overnight delivery service (receipt requested) or U.S. mail (postage prepaid), in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

                  Subadviser: 	Independence Investment LLC.
                  	53 State Street
                  	Boston, Massachusetts 02109
                  	Attention:  President
                  	Facsimile Number:  617-228-8895

                  Adviser: 	MTB Investment Advisors, Inc.
                  	100 East Pratt Street, 17th Floor
                  	Baltimore, MD  21202
                  	Attention:  President

                  Trust: 	MTB Group of Funds
                  	5800 Corporate Drive
                  	Pittsburgh, Pennsylvania 15237-7010
                  	Attention: Secretary
                  		Facsimile Number: 412-288-8141

(e)	For purposes of this Agreement: (i) "affirmative vote of a
majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual meeting or a special meeting of the shareholders of the Fund, duly called and held, (A) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (B) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less; and (ii) "interested person" and "assignment" shall have the respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

(f)	This Agreement shall be construed in accordance with the
laws of the State of New York and the applicable provisions
of the 1940 Act.
(g)	The provisions of this Agreement are independent of and
separable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

(h)	Sub-Adviser agrees to maintain the security and
confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14,
248.15 and 248.13, respectively.

         15.	Limitations of Liability of Trustees and Shareholders of the
Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

MTB GROUP OF FUNDS


By:  /s/ Beth S. Broderick
Name:  Beth S. Broderick
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.


By:  /s/ William F. Dwyer
By:  William F. Dwyer
Title:  President

INDEPENDENCE INVESTMENT LLC


By:  /s/ Mark C. Lapman
By:   Mark C. Lapman
Title:  President and CEO


	SCHEDULE 1

Custody Agreement between the Trust and the Fund's custodian
("Custodian"), including information as to:
         The Fund's nominee
         The federal tax identification numbers of the Fund and its nominee All routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the Custodian
The name address and telephone and Fax number of the Custodian's employees responsible for the Fund's accounts
         The Fund's pricing service and contact persons

All procedures and guidelines adopted by the Board of Trustees or the Adviser regarding:
         Transactions with affiliated persons
         Evaluating the liquidity of securities
Segregation of liquid assets in connections with firm commitments and standby commitments
         Derivative contracts and securities
         Rule 10f-3 (relating to affiliated underwriting syndicates)
         Rule 17a-7 (relating to interfund transactions)
         Rule 17e-1 (relating to transactions with affiliated brokers) and Release No. IC-22362 (granting exemptions for investments in money market funds)

Any master agreements that the Trust has entered into on behalf of the Fund, including:
         Master Repurchase Agreement
         Master Futures and Options Agreements
         Master Foreign Exchange Netting Agreements
         Master Swap Agreements

CFTC Rule 4.5 letter